Exhibit 99.2

[Missing Graphic Reference]

BIMINI CAPITAL MANGEMENT SCHEDULES CALL TO DICUSS FIRST QUARTER 2013 RESULTS

VERO BEACH, Fla. (May 14, 2013) – Bimini Capital Management, Inc. (OTCBB:BMNM) ("Bimini Capital” or the "Company"), a real estate investment trust ("REIT"), today announced it will hold a call on Wednesday, May 15th  2013, at 10:00 AM to discuss results of operations for the three month period ended March 31, 2013.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Wednesday, May 15, 2013, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 72555190.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.biminicapital.com , and an audio archive of the webcast will be available for approximately one year.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com